EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact:	Alan Eskow Executive Vice President and Chief Financial Officer 973-305-4003

Another Successful Year For

Valley National Bancorp

WAYNE, NJ –January 14, 2004 — Valley National Bancorp (NYSE: VLY) today reported net income of $0.41 per diluted share or $38.4 million for the fourth quarter ended December 31, 2003, compared to $0.39 per diluted share or $37.2 million for the fourth quarter of 2002. All data reflects the 5 percent stock dividend that was issued May 16, 2003.

Net income for the year ended December 31, 2003 was $1.62 per diluted share or $153.4 million compared to $1.57 per diluted share or $154.6 million for the year ended December 31, 2002. The effective tax rate for the full year of 2003 was 34.2 percent compared to 29.5 percent for the same period in 2002, when Valley recorded an $8.75 million tax benefit associated with the restructuring of a subsidiary into a REIT.

The net interest margin on a tax equivalent basis was 4.04 percent for the twelve months ended December 31, 2003 compared with 4.31 percent for the same period in 2002. The change was mainly attributable to interest rates declining to historic low levels during 2003 that compressed the net interest margin throughout the banking industry. Additionally, prepayment penalties associated with refinancing Valley’s higher cost borrowings, decreased dividends from the Federal Home Loan Bank and reduced income from funds used to repurchase stock negatively impacted net interest income. The net interest margin and net interest income reflect the adoption of Financial Accounting Standards Board “FIN 46” which required Valley to de-consolidate its investment in VNB Capital Trust I, the issuer trust associated with Valley’s trust preferred securities. As a result of this de-consolidation, costs related to these capital trust preferred securities are now classified as interest expense. Prior periods have been adjusted to reflect this change.

Funding strategies enacted by management in the third and fourth quarters of 2003, combined with increased loan and investment volume provided the catalyst which increased fourth quarter of 2003 net interest income to $88.8 million and the net interest margin on a tax equivalent basis to 4.00 percent. That compares with net interest income of $81.7 million for the third quarter of 2003 with a net interest margin on a tax equivalent basis of 3.76 percent.

Gerald H. Lipkin, Valley’s Chairman, President and CEO stated, “The year 2003 witnessed the continued decline in interest rates, significant refinance activity, intermittent bond market rallies stemming from a myriad of contradictory economic reports amidst signs of the beginning of an

Valley National Bancorp (NYSE: VLY)

2003 4th Quarter Earnings

January 14, 2004

economic recovery late in the year. Our results for the year were representative of this environment and we took advantage of opportunities presented to generate increased earnings per share while positioning Valley for long-term profitability by proactively managing our balance sheet and daily operations. Operational enhancements included expanding our customer call center to a 7 day, 24 hour level, the addition of Sunday branch hours at 21 locations, a renewed emphasis on small business lending and the introduction of other new services.”

For the year ended December 31, 2003, Valley achieved a return on average shareholders’ equity (ROE) of 24.21 percent, a return on average assets (ROA) of 1.63 percent and an efficiency ratio of 47.4 percent. Valley’s risk-based capital ratios at December 31, 2003 were 11.23 percent for Tier 1 capital, 12.13 percent for total capital and 8.35 percent for Tier 1 leverage.

Net of $441 million of loan sales, total loans increased to $6.2 billion at December 31, 2003 from $5.8 billion at December 31, 2002 or 7.1 percent. Including loan sales, loans increased 14.8 percent for the year.

Total deposits increased by 7.2 percent to $7.2 billion at December 31, 2003 from $6.7 billion at December 31, 2002. Non-interest bearing deposits increased by 6.8 percent over the December 31, 2002 balances to $1.7 billion, and savings deposits increased by 11.6 percent to $3.3 billion. These are Valley’s lowest cost core deposits and the most desirable type of deposits Valley attempts to attract. Additionally, municipal account relationships increased 32.2 percent during 2003 to $572 million. Valley’s cost of average total deposits for the full year 2003 was 1.02 percent, down from 1.56 percent for all of 2002, reflecting lower interest rates.

Net charge-offs for 2003 were $6.8 million compared with $13.4 million for 2002, while the fourth quarter of 2003 had net charge-offs of $1.7 million. The provision for loan losses was $1.3 million for the fourth quarter 2003 and $7.3 million for the year ended December 31, 2003. The provision was less than the prior year as a result of lower net charge-offs and general levels of credit quality. Total non-performing assets, which include non-accrual loans and other real estate owned (“OREO”), totaled $23.1 million, or 0.37 percent of loans and OREO, at December 31, 2003, compared to $20.0 million at September 30, 2003.

Loans past due 90 days or more and still accruing at December 31, 2003 were $2.8 million, or 0.05 percent of $6.2 billion of total loans, compared to $5.0 million at September 30, 2003 and $4.9 million at December 31, 2002. Total loans past due in excess of 30 days were 0.92 percent of all loans at December 31, 2003 compared with 0.73 percent at September 30, 2003 and 1.20 percent at December 31, 2002.

Non-interest income for the year ended December 31, 2003 increased 33.2 percent or $27.0 million to $108.2 million. Increases in fee income were mainly from acquisitions of Masters Insurance and NIA Title Co. in 2002 and Glen Rauch Securities in January 2003. Increases were also recorded in securities gains and gains on the sale of loans. Non-interest income for the fourth quarter of 2003 was $23.0 million, up $1.0 million or 4.5 percent from $22.0 million for the fourth quarter of 2002.

Non-interest expense for the year ended December 31, 2003 increased by 12.5 percent or $24.0 million mostly from expenses associated with the acquisitions of fee based subsidiaries in late 2002 and January

2

Valley National Bancorp (NYSE: VLY)

2003 4th Quarter Earnings

January 14, 2004

2003, business expansion including new and refurbished branches, and higher expenses and depreciation charges in connection with investments in technology systems.

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey. Its principal subsidiary, Valley National Bank, currently operates 129 offices located in 83 communities serving 11 counties throughout northern New Jersey and Manhattan.

*    *    *    *    *    *    *    *    *    *     *    *    *    *    *    *    *    *    *    *     *    *    *    *

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by an “asterisk” (*) or such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, among others, the following: unanticipated changes in the direction of interest rates, effective income tax rates, loan prepayment assumptions, levels of loan quality and origination volume, relationships with major customers, as well as the effects of economic conditions and legal and regulatory barriers and the development of new tax strategies or the disallowance of prior tax strategies. Valley assumes no obligation for updating any such forward-looking statement at any time.

#    #    #

-Tables to Follow-

3

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except per share data)	2003	2002	2003	2002
SELECTED FINANCIAL DATA:
Net income	$38,369	$37,164	$153,415	$154,616
Net interest income	88,831	85,503	348,576	343,966
Net interest income (FTE)	90,373	86,903	354,699	349,682
Weighted Average Number of Shares Outstanding: (*)
Diluted	94,438,268	96,055,043	94,498,619	98,357,078
Per share data: (*)
Basic earnings	$0.41	$0.39	$1.63	$1.58
Diluted earnings	0.41	0.39	1.62	1.57
Cash dividends declared	0.225	0.21	0.89	0.85
Book value	6.95	6.65	6.95	6.65
Closing stock price - high	29.97	26.67	29.97	27.57
Closing stock price - low	28.10	23.29	22.86	23.29

FINANCIAL RATIOS:
Net interest margin - FTE	4.00	4.20%	4.04%	4.31%
Annualized return on average assets	1.58	1.67	1.63	1.78
Annualized return on average equity	23.80	23.41	24.21	23.59
Efficiency ratio	46.56	47.86	47.35	45.22

SELECTED BALANCE SHEET ITEMS AND RATIOS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2003	2002	2003	2002
AVERAGE BALANCE SHEET ITEMS:
Assets	$9,684,356	$8,881,270	$9,399,734	$8,666,543
Interest earning assets	9,045,663	8,277,774	8,771,760	8,110,265
Loans	6,163,441	5,690,264	6,056,439	5,489,344
Interest bearing liabilities	7,326,062	6,667,807	7,120,683	6,476,890
Deposits	7,218,405	6,631,320	6,947,540	6,526,930
Shareholders’ equity	644,776	635,143	633,744	655,447

ALLOWANCE FOR LOAN LOSSES:
Beginning of period	$65,138	$66,189	$64,087	$63,803
Provision for loan losses	1,250	2,666	7,345	13,644
Charge-offs	2,725	5,552	11,647	18,514
Recoveries	987	784	4,865	5,154
End of period	64,650	64,087	64,650	64,087

(*)	Weighted average number of shares outstanding and per share data reflect the 5 percent stock dividend issued on May 16, 2003.

Valley National Bancorp

Consolidated Financial Highlights

SELECTED FINANCIAL DATA

	As of December 31,
(Dollars in thousands)	2003	2002
BALANCE SHEET ITEMS:
Assets	$9,865,967	$9,140,860
Loans	6,172,409	5,762,488
Deposits	7,162,968	6,683,387
Shareholders’ equity	652,789	631,738

CAPITAL RATIOS:
Tier 1 leverage ratio	8.35%	8.64%
Risk-based capital - Tier 1	11.23	11.42
Risk-based capital - Total Capital	12.13	12.48

ASSET QUALITY:
Non-accrual loans	$22,338	$21,524
Other real estate owned (OREO)	797	43
Total non-performing assets	23,135	21,567
Loans past due 90 days or more and still accruing	2,792	4,931

ASSET QUALITY RATIOS:
Non-performing assets to total loans plus other real estate owned (OREO)	0.37%	0.37%
Allowance for loan losses to loans	1.05	1.11
Net charge-offs to average loans	0.11	0.24

SHAREHOLDER RELATIONS

Requests for copies of reports providing more detailed financial statements and analysis, as well as all other inquiries regarding Shareholder Relations should be directed to Dianne Grenz at Valley National Bancorp, 1455 Valley Road, Wayne, New Jersey, 07470, by telephone at (973) 305-3380, by fax at (973) 696-2044 or by e-mail at dgrenz@valleynationalbank.com.

VALLEY NATIONAL BANCORP

Consolidated Statements of Financial Condition

($ in thousands)

	December 31,
	2003	2002
Assets
Cash and due from banks	$218,166	$243,923
Securities:
Available for sale	1,805,680	2,140,366
Held to maturity	1,232,239	590,892
Trading account	4,252	0

Total securities	3,042,171	2,731,258

Loans held for sale	5,720	42,329
Loans	6,166,689	5,720,159
Less: Allowance for loan losses	(64,650)	(64,087)

Loans, net	6,102,039	5,656,072

Premises and equipment, net	128,606	113,755
Due from customers on acceptances outstanding	15,148	16,524
Accrued interest receivable	40,445	41,591
Intangible assets	52,050	39,381
Bank owned life insurance	164,404	158,832
Other assets	97,218	97,195

Total assets	$9,865,967	$9,140,860

Liabilities
Deposits:
Non-interest bearing	$1,676,764	$1,569,921
Interest bearing:
Savings	3,283,716	2,942,763
Time	2,202,488	2,170,703

Total deposits	7,162,968	6,683,387

Federal funds purchased and securities sold under agreements to repurchase	349,577	346,315
Treasury tax and loan account and other short-term borrowings	27,729	32,118
Long-term debt (1)	1,547,221	1,325,828
Bank acceptances outstanding	15,148	16,524
Accrued expenses and other liabilities	110,535	104,950

Total liabilities	9,213,178	8,509,122

Shareholders’ Equity
Preferred stock, no par value 30,000,000 shares authorized; none issued	0	0
Common stock, no par value, authorized 149,564,245 shares; issued 94,202,363 shares in 2003 and 99,007,032 shares in 2002	33,304	33,332
Surplus	318,599	318,964
Retained earnings	288,313	338,770
Unallocated common stock held by the employee benefit plan	(259)	(435)
Accumulated other comprehensive gain	20,531	41,319

	660,488	731,950
Treasury stock, at cost (291,895 common shares in 2003 and 3,957,498 in 2002)	(7,699)	(100,212)

Total shareholders’ equity	652,789	631,738

Total liabilities and shareholders' equity	$9,865,967	$9,140,860

1 -	In December 2003, the Financial Accounting Standards Board (FASB) revised FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 required Valley National Bancorp to de-consolidate its investment in VNB Capital Trust I. Prior periods have been adjusted to reflect the adoption of FIN 46.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended December 31,
	2003	2002
Interest Income
Interest and fees on loans	$89,513	$92,207
Interest and dividends on investment securities	34,444	33,929
Interest on federal funds sold and other short-term investments	230	515

Total interest income	124,187	126,651

Interest Expense
Interest on deposits:
Savings deposits	4,831	7,443
Time deposits	11,969	14,897
Interest on other borrowings (1)	18,556	18,808

Total interest expense	35,356	41,148

Net Interest Income	88,831	85,503
Provision for loan losses	1,250	2,666

Net interest income after provision for loan losses	87,581	82,837

Non-Interest Income
Trust and investment services	2,280	1,054
Insurance fees, commissions and premiums	3,697	3,497
Service charges on deposit accounts	5,146	5,077
Gains on securities transactions, net	3,253	1,989
Fees from loan servicing	2,326	2,275
Gains on sales of loans, net	904	2,030
Bank owned life insurance	1,585	1,648
Other	3,819	4,445

Total non-interest income	23,010	22,015

Non-Interest Expense
Salary expense	23,635	22,247
Employee benefit expense	4,665	5,143
Net occupancy expense	8,633	8,008
Amortization of intangible assets	3,050	2,820
Other	12,087	13,239

Total non-interest expense	52,070	51,457

Income before income taxes	58,521	53,395
Income tax expense	20,152	16,231

Net Income	$38,369	$37,164

Earnings Per Share:
Basic	$0.41	$0.39
Diluted	$0.41	$0.39

Weighted Average Number of Shares Outstanding:
Basic	93,821,474	95,516,698
Diluted	94,438,268	96,055,043

1 -	In December 2003, the Financial Accounting Standards Board (FASB) revised FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 required Valley National Bancorp to de-consolidate its investment in VNB Capital Trust I. Prior periods have been adjusted to reflect the adoption of FIN 46.

VALLEY NATIONAL BANCORP

Consolidated Statements of Income

($ in thousands, except per share data)

	Twelve Months Ended December 31,
	2003	2002
Interest Income
Interest and fees on loans	$364,091	$368,402
Interest and dividends on investment securities	132,785	147,230
Interest on federal funds sold and other short-term investments	622	1,787

Total interest income	497,498	517,419

Interest Expense
Interest on deposits:
Savings deposits	22,871	33,092
Time deposits	48,095	68,858
Interest on other borrowings (1)	77,956	71,503

Total interest expense	148,922	173,453

Net Interest Income	348,576	343,966
Provision for loan losses	7,345	13,644

Net interest income after provision for loan losses	341,231	330,322

Non-Interest Income
Trust and investment services	8,562	4,493
Insurance fees, commissions and premiums	17,558	6,793
Service charges on deposit accounts	21,590	19,640
Gains on securities transactions, net	15,606	7,092
Fees from loan servicing	9,359	9,457
Gains on sales of loans, net	12,966	6,934
Bank owned life insurance	6,188	6,712
Other	16,368	20,117

Total non-interest income	108,197	81,238

Non-Interest Expense
Salary expense	97,197	86,522
Employee benefit expense	22,162	19,364
Net occupancy expense	34,234	29,606
Amortization of intangible assets	12,480	11,411
Other	50,205	45,361

Total non-interest expense	216,278	192,264

Income before income taxes	233,150	219,296
Income tax expense	79,735	64,680

Net Income	$153,415	$154,616

Earnings Per Share:
Basic	$1.63	$1.58
Diluted	$1.62	$1.57

Weighted Average Number of Shares Outstanding:
Basic	93,995,316	97,782,878
Diluted	94,498,619	98,357,078

1 -	In December 2003, the Financial Accounting Standards Board (FASB) revised FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 required Valley National Bancorp to de-consolidate its investment in VNB Capital Trust I. Prior periods have been adjusted to reflect the adoption of FIN 46.